Exhibit 99.1

Evergreen Energy Announces Change in Auditors

DENVER, June 29, 2010 — Evergreen Energy Inc. (NYSE Arca: EEE) has selected HEIN & ASSOCIATES LLP to serve as the company's independent registered public accounting firm beginning with the second quarter 2010 results.  HEIN replaces the company's previous independent registered accountants, Deloitte & Touche LLP.
“We thank Deloitte for its service and support,” stated Diana Kubik, vice president and CFO of Evergreen.  “With the sale of certain Buckeye assets and our exit from the coal mining industry, Evergreen Energy has transitioned into a green technology company.  This is an ideal time to switch to a Denver-based regional accounting firm with substantial public company expertise in the clean technology and software industries that can more cost effectively meet our needs. With the April 2010 sale, any firm reviewing our second quarter 2010 results would need to audit this complex transaction; an audit that will also need to be incorporated into the 2010 year end audit.  To eliminate the costly duplication that would result from having two separate firms audit the Buckeye transaction, we believe it is prudent to change auditors this quarter.”
The company’s Proxy Statement for its July 13, 2010 Annual Meeting of Stockholders requests ratification of the appointment of the Deloitte & Touche as the independent registered accounting firm for the fiscal year ending December 31, 2010.  Because of the proximity of the Annual Meeting to the events described above, the company will proceed with the ratification proposal at the Annual Meeting.  Ratification of our independent registered accounting firm is advisory in nature and is not required in connection with the appointment of HEIN.

HEIN & ASSOCIATES LLP
For over 30 years, Hein & Associates LLP has provided sophisticated accounting and advisory services to public and private companies in a variety of industries. With offices in Denver, Houston, Dallas, and Southern California, our team-based approach offers clients a full range of technical expertise, experience, and specialized industry knowledge.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.  GreenCert, which is owned exclusively by Evergreen, is a science-based, scalable family of environmental intelligence solutions that quantify process efficiency and greenhouse gas emissions from energy, industrial and agricultural sources and may be used to create verifiable emission reduction credits.  K-Fuel technology significantly improves the performance of low-rank coals, yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the GreenCert™ or K-Fuel® technologies may be adversely impacted by an unfavorable decisions in the Buckeye litigation which could result in a damage award against the Company, adversely impacting our ability to utilize the proceeds received from the sale of Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

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